Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY

       Name                                           State of Incorporation
-----------------------------------------             ----------------------
Taylor Pharmaceuticals, Inc.                                 Illinois

Spectrum Scientific Pharmaceuticals, Inc.                    Louisiana

Walnut Pharmaceuticals, Inc.                                 Louisiana

Compass Vision, Inc.                                         Louisiana


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